FOR IMMEDIATE DISTRIBUTION

Contact:	Media Contact:
Jim Fleming	Tripp Sullivan
T 404 465 2126	Corporate Communications, Inc.
T 615 324 7335
E tripp.sullivan@cci-ir.com

Columbia Property Trust to Present at REITWeek 2014

ATLANTA (May 29, 2014) - Columbia Property Trust, Inc. (NYSE:CXP) today announced that it will provide an online audio simulcast of its presentation to the investment community at REITWeek 2014: NAREIT's Investor Forum, at the Waldorf Astoria New York. The presentation will take place on Wednesday, June 4, 2014, from 11:45 a.m. to 12:15 p.m. ET.

The live audio broadcast of the company’s presentation will be available online at www.ColumbiaPropertyTrust.com and at http://reitstream.com/reitweek2014/columbiapropertytrust. The online replay will begin shortly after the presentation ends and will be available for 90 days.

One of the nation’s largest office REITs, Columbia Property Trust invests in high-quality commercial office properties in primary U.S. markets and has achieved an investment-grade rating from both Moody's and Standard & Poor’s rating services. Columbia Property Trust’s portfolio includes 44 properties, consisting of 60 operational buildings and comprising approximately 16.8 million square feet located in 13 states and the District of Columbia. For information about Columbia Property Trust, visit www.ColumbiaPropertyTrust.com.

###